Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
     FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) executed to be effective as of May 20, 2008, by and among CARRIZO OIL & GAS, INC., a Texas corporation (the “Borrower”), certain subsidiaries of Borrower, as Guarantors (in such capacity, the “Guarantors”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to, among other things, permit the incurrence of Indebtedness of the Borrower pursuant to the issuance of convertible notes in an aggregate principal amount not to exceed $380,000,000; and
     WHEREAS, the Administrative Agent and the Lenders party hereto have agreed to do so on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Convertible Notes” means the senior unsecured convertible notes issued by the Borrower in one or more transactions on or after the Fourth Amendment Effective Date pursuant to the Convertible Notes Indenture, in each case, on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders (it being understood that the terms and conditions set forth in the Draft Preliminary Prospectus Supplement are satisfactory to the Administrative Agent and the Required Lenders and that, so long as such senior unsecured convertible notes do not contain terms and conditions that are materially more onerous to the Borrower and its Subsidiaries than those set forth in the Draft Preliminary Prospectus Supplement, the terms and conditions of such senior unsecured convertible notes are satisfactory to the Administrative Agent and the Required Lenders).
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     “Convertible Notes Documents” means any Convertible Notes and any related Convertible Notes Indenture.
     “Convertible Notes Indenture” means any indenture by and among the Borrower, as issuer, and a trustee, and any and all related documentation entered into in connection therewith, pursuant to which Convertible Notes are issued, in each case, on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders (it being understood that the terms and conditions set forth in the Draft Preliminary Prospectus Supplement are satisfactory to the Administrative Agent and the Required Lenders and that, so long as such indenture and related documentation do not contain terms and conditions that are materially more onerous to the Borrower and its Subsidiaries than those set forth in the Draft Preliminary Prospectus Supplement, the terms and conditions of such indenture and related documentation are satisfactory to the Administrative Agent and the Required Lenders), as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of this Agreement.
     “Draft Preliminary Prospectus Supplement” means that certain draft Preliminary Prospectus Supplement relating to a proposed offering of convertible notes by the Borrower provided to the Administrative Agent on May 18, 2008.
     “Fourth Amendment Effective Date” means May 20, 2008.
     “Permitted Refinancing” means any Indebtedness of the Borrower, and Indebtedness constituting Guarantees thereof by Restricted Subsidiaries, incurred or issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace (whether or not contemporaneously), defease or refund, other Indebtedness of the Borrower, in whole or in part, from time to time; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing has a stated maturity no earlier than the date that is 91 days after the Maturity Date (as in effect on the date of incurrence of such Permitted Refinancing) and an average life (based on the stated final maturity date and payment schedule provided at the date of incurrence of such Permitted Refinancing) no shorter than the period beginning on the date of incurrence of such Permitted Refinancing and ending on the date that is 91 days after the Maturity Date (as in effect on the date of incurrence of such Permitted Refinancing), (iii) such Permitted Refinancing does not contain any covenants that are materially more onerous to the Borrower and its Subsidiaries than those imposed by the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Permitted Refinancing and any Guarantee in respect thereof is unsecured.
     1.2 Reserve Report; Proposed Borrowing Base; Conforming Borrowing Base. Section 3.01 of the Credit Agreement shall be and it hereby is amended by deleting the phrase “Simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve
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Report,” at the beginning of the third sentence thereof and replacing it with the phrase “At any time prior to the payment in full of the Second Lien Loans, simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve Report,”.
     1.3 Potential Monthly Reductions and Other Adjustments. Section 3.05 of the Credit Agreement shall be and it hereby is amended by adding a new clause (c) that reads as follows:
          (c) In the event the outstanding principal balance of the Indebtedness under the Convertible Notes Indenture (or any Permitted Refinancing thereof) exceeds $225,000,000 at any time, the Borrowing Base then in effect shall be reduced by $1.00 for every $4.00 of such additional Indebtedness as of the date such additional Indebtedness is incurred.
     1.4 Indebtedness. Section 7.01 of the Credit Agreement shall be and it hereby is amended by adding the phrase “at any time prior to the payment in full of the Second Lien Loans,” at the beginning of clause (h) of such section.
     1.5 Indebtedness. Section 7.01 of the Credit Agreement shall be and it hereby is amended by (i) deleting the word “and” after the semicolon at the end of clause (j) of such section, (ii) renumbering clause (k) of such section to be clause (l) of such section and (iii) inserting a new clause (k) in such section that reads as follows:
     (k) subject to any adjustment to the Borrowing Base and Conforming Borrowing Base required under Section 3.05, unsecured Indebtedness of the Borrower resulting from the issuance of Convertible Notes in an aggregate principal amount not to exceed $380,000,000 at any time outstanding, and any Permitted Refinancing of any Indebtedness incurred under this clause (k); provided that (i) until the Second Lien Loans are repaid in full, the net cash proceeds of any such issuance of Indebtedness incurred under this clause (k) shall be applied by the Borrower to prepay the outstanding Second Lien Loans, (ii) the final stated maturity date of such Convertible Notes shall not be earlier than 91 days after the Maturity Date (as in effect on the date of issuance of such Convertible Notes) and the average life of such Convertible Notes (based on the stated final maturity date and payment schedule provided at the date of issuance of such Convertible Notes) shall not be shorter than the period beginning on the date of issuance of such Convertible Notes and ending on the date that is 91 days after the Maturity Date (as in effect on the date of issuance of such Convertible Notes), and (iii) at the time of and immediately after giving effect to each issuance of such Convertible Notes or any Permitted Refinancing thereof, no Default shall have occurred and be continuing.
     1.6 Indebtedness. Section 7.01 of the Credit Agreement shall be and it hereby is amended by (i) deleting the phrase “Indebtedness permitted under Section 7.01(f) and Section 7.01(k)” in clause (e) of such Section and replacing it with the phrase “Indebtedness permitted under Section 7.01(j) and Section 7.01(l)”, and (ii) deleting the phrase “Indebtedness permitted under Section 7.01(e) and Section 7.01(k)” in clause (j) of such Section and replacing it with the phrase “Indebtedness permitted under Section 7.01(e) and Section 7.01(l)”.
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     1.7 Liens. Section 7.02 of the Credit Agreement shall be and it hereby is amended by adding the phrase “at any time prior to the payment in full of the Second Lien Loans,” at the beginning of clause (f) of such section.
     1.8 Restricted Payments. Section 7.07 of the Credit Agreement shall be and it hereby is amended by (i) deleting the word “and” at the end of clause (c) of such section, (ii) deleting the period at the end of such section and (iii) inserting the following new clause immediately following the end of clause (d) of such section:
, and (e) the Borrower may make any mandatory or optional cash payments or deliveries of the Borrower’s capital stock, or any combination thereof, in settlement of its obligations under any Convertible Notes Documents upon the conversion or required repurchase of any Convertible Notes thereunder.
     1.9 Second Lien Facility Restrictions. Section 7.14 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     Section 7.14. Second Lien Facility Restrictions. For so long as the Second Lien Loans are outstanding, the Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except for (i) the regularly scheduled payments of principal and interest required under the Second Lien Facility Documents and (ii) prepayments of the Second Lien Loans with the net cash proceeds of any issuance of Convertible Notes permitted under Section 7.01(k), directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Second Lien Loans, or (b) except as otherwise permitted under the Intercreditor Agreement, enter into or permit any supplement, modification or amendment of, or waive any right or obligation of any Person under, any Second Lien Document.
     1.10 Convertible Notes Restrictions. Article VII is hereby amended by adding a new Section 7.15 at the end of such Article that reads as follows:
     Section 7.15. Convertible Notes Restrictions. The Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except for the regularly scheduled payments of principal and interest required under the Convertible Notes Documents and cash payments in settlement of the Borrower’s obligations under the Convertible Notes Documents upon the conversion or required repurchase of any Convertible Notes thereunder, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Convertible Notes (or any Permitted Refinancing thereof); provided, however, that the Borrower may retire, redeem, defease, repurchase or prepay the Convertible Notes (or any Permitted Refinancing thereof) with the proceeds of any Permitted Refinancing or, so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom and no Borrowing Base Deficiency exists, with the proceeds of any substantially contemporaneous issuance of Equity Interests of the Borrower or (b) enter into or permit any supplement, modification or amendment of, or waive any right or obligation of any Person under, any Convertible Notes Document or any document governing any Permitted Refinancing of the Convertible Notes if the effect thereof would be to (i) shorten its average life or maturity, (ii) increase the amount of any payment or principal thereof, (iii) increase the rate or shorten any period for payment of interest thereon or (iv) make the covenants contained
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therein more materially onerous to the Borrower and its Subsidiaries, provided that the foregoing shall not prohibit the execution of (x) supplemental indentures associated with the incurrence of additional Convertible Notes to the extent permitted by Section 7.01(k), (y) other indentures or agreements in connection with the issuance of any Permitted Refinancing of the Convertible Notes or (z) supplements, modifications or amendments that are acceptable to the Administrative Agent and not materially adverse to the Lenders.
     SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.
     2.1 Execution and Delivery. Each Credit Party, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.
     2.2 No Default. No Default shall have occurred and be continuing or shall result from effectiveness of this Amendment.
     2.3 No Material Adverse Effect. No Material Adverse Effect shall have occurred since March 31, 2008.
     2.4 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
     SECTION 3. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
     3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of the Borrower contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the Fourth Amendment Effective Date (except to the extent such representations and warranties specifically refer to an earlier date).
     3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within the Borrower’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon the Borrower or result in the creation or imposition of any Lien upon any of the assets of the Borrower except for Permitted Liens and otherwise as permitted in the Credit Agreement.
     3.3 Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
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SECTION 4. Miscellaneous.
     4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Borrower under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
     4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     4.3 Legal Expenses. The Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     4.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until the Borrower, the Required Lenders and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     4.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
     4.7 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER: CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

GUARANTORS: CCBM, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CLLR, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

HONDO PIPELINE, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

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Signature Page

ADMINISTRATIVE AGENT AND LENDER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:	/s/ Kimberly Coil
Name:	Kimberly Coil
Title:	Vice President

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GUARANTY BANK, as a Lender
By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

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BANK OF SCOTLAND PLC, as a Lender
By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

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Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Tyler Fauerbach
Name:	Tyler Fauerbach
Title:	Vice President

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Signature Page